Exhibit 23

CPAs

DIXON, DAVIS, BAGENT & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS

1205 WEAVER DRIVE, GRANVILLE, OHIO 43023 – 740-321-1000 – FAX 740-321-1100

Exchange Bancshares, Inc.

237 Main Street

P.O. Box 177

Luckey, OH 43443

We hereby consent to the incorporation by reference in this Form 10-KSB Annual Report of Exchange Bancshares, Inc. for the fiscal year ended December 31, 2004 of our report dated January 23, 2003 included in the Form 10-KSB of Exchange Bancshares, Inc. for the fiscal year ended December 31, 2002, filed March 31, 2003.

/s/  Dixon, Davis, Bagent & Co

Dixon, Davis, Bagent & Company

Granville, Ohio

March 22, 2005